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                                  EXHIBIT 16.1

                     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
              Certified Public Accountants & Management Consultants


October 9, 2003


Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Radix Marine, Inc.'s statements included under Item 4 of its Form 8-K/A for October 9, 2003 and we agree with such statements concerning our Firm except we make no comment as to paragraph No.3.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN



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